POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that in connection with the filing by Enron Oil & Gas Company, a Delaware corporation (the "Company"), of its Registration Statement on Form S-8, including all amendments and post-effective amendments thereto (collectively, the "Registration Statement"), relating to the periodic offering and sale of up to an aggregate of 1,000,000 shares of Common Stock, no par value, of the Company pursuant to the Enron Oil & Gas Company 1994 Stock Plan, with the Securities and Exchange Commission, the undersigned officer or director of the Company hereby constitutes and appoints Forrest E. Hoglund, Dennis M. Ulak, and Angus H. Davis, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file such Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned has hereto set his hand this 8th day of February, 1994.



                                /S/ EDWARD RANDALL, III

                                   Edward Randall, III